Exhibit 99-1

LAW OFFICES OF
HUBER LAWRENCE & ABELL

LEONARD BLUM
TARAS G. BORKOWSKY
DANIEL S. BROWN
STUART A. CAPLAN
WILLIAM J. CRONIN
AMY A. DAVIS
SETH A. DAVIS
JOHN D. DRAGHI
NICHOLAS A. GIANNASCA
BARBARA S. JOST*
FRANK LEE
FRANK J. MILLER

       ______ _

NORMAN ABELL
SUSAN M. DOHERTY
ROBERT D. GRASSI
HOWARD M. SCHMERTZ
JOHN TROJANOWSKI

       COUNSEL

605 THIRD AVENUE NEW YORK, N.Y. 10158 TELEPHONE (212) 682-6200 FACSIMILE (212) 661-5759 WASHINGTON OFFICE 1001 G STREET, N.W. WASHINGTON, D.C. 20001 (202) 737-3880	ANDREW S. ANTINORI KATHERINE W. CONSTAN SERENA DIGNAN FISHER THEODORE F. DUVER DAVID H. HARRISON ERIC W. NELSEN ROSA PIETANZA JILL-ALLISON WEINER *NOT ADMITTED IN NEW YORK

November 20, 2003

VIA ELECTRONIC MAIL AND
FEDERAL EXPRESS

Hon. Jaclyn A. Brilling
Acting Secretary
New York State Public Service Commission
Three Empire State Plaza
Albany, New York 12223-1350

Re:	Cases 03-E-0765 and 03-G-0766 - Proceeding on Motion of the Commission as to the Rates, Charges, Rules and Regulations of Rochester Gas and Electric Corporation for Electric and Gas Service

Dear Acting Secretary Brilling:

          On behalf of Rochester Gas and Electric Corporation ("RG&E" or the "Company"), I am requesting that the New York State Public Service Commission grant the Company's request for an additional one-month extension of the suspension period in the above proceedings, beyond the extension granted on October 22, 2003.1 The additional extension would be accompanied by a "make-whole" provision as described herein. By separate letter dated November 20, 2003 (the "November 20 Litigation Letter"), RG&E has requested that ALJ J. Michael Harrison similarly extend the litigation schedule in the above proceedings by one month.2

_________________

  Cases 03-E-0765 et al., supra, Order Further Extending the Suspension Period (issued October 22, 2003) (the "October 22 Order").
  RG&E has requested in that separate letter that the due date for the submission of Staff of the Department of Public Service ("Staff") and intervenor direct testimony previously scheduled for November 28, 2003, according to the Ruling on Request for Extension of the Schedule (the "October 22 Ruling"), issued October 22, 2003, be postponed to December 29, 2003. Under that separate request, the October 22 Ruling's previously established date for the submission of rebuttal would be moved from December 15, 2003 to January 15, 2004.

HUBER LAWRENCE & ABELL

November 20, 2003

          The October 22 Order extended the statutory suspension period in the above-referenced proceedings, with a "make-whole" provision, by approximately one month (beyond the extensions granted on October 1 and 10, 2003)3 to June 8, 2004. In the October 22 Ruling, ALJ J. Michael Harrison granted an extension of the litigation schedule consistent with the October 22 Order.

          As RG&E announced in the November 20 Litigation Letter, on the afternoon of November 19, 2003, RG&E, Staff, Multiple Intervenors, Energetix and Charles Straka reached a detailed, comprehensive Agreement in Principle on five-year electric and gas rate plans that would resolve all issues in the above proceedings. To permit time for the preparation and execution of detailed electric and gas joint proposals, RG&E is requesting a further extension of the current statutory suspension period until July 8, 2004. The extension would be accompanied by a "make-whole" provision pursuant to which rates and any associated mechanisms would be adjusted to put RG&E and its customers in the same position they would have been had rates been allowed to go into effect as of April 28, 2004.4

          For the reasons stated above, RG&E requests that the extension of the statutory suspension period and the make-whole provision described herein be adopted in the above proceedings.

Respectfully submitted,

Frank J. Miller

Frank J. Miller
cc:

Hon. J. Michael Harrison (via electronic mail and Federal Express)
Hon. Robert R. Garlin (via electronic mail and Federal Express)
Hon. Gerald L. Lynch (via electronic mail and Federal Express)
All Active Parties (via electronic mail and first-class mail)

_________________

  Cases 03-E-0765 et al., supra, Order Further Extending the Suspension Period (issued October 1, 2003) (the "October 1 Order") and Order Further Extending the Suspension Period (issued October 10, 2003).
  October 1 Order, Ordering Paragraph 3.